Exhibit 99.1

FORM OF INSTRUCTIONS AS TO USE OF CYREN LTD.

SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR YOUR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering by Cyren Ltd., an Israeli company (“Company”), to the holders of record of its ordinary shares, as described in the Company’s prospectus supplement dated October 4, 2019 (the “Prospectus”). In this rights offering, you will receive, at no charge, one non-transferable subscription right for every 7.55 ordinary shares owned at the close of business on September 25, 2019. Your rights will be rounded down to the nearest whole number and accordingly, no fractional rights will be issued in the rights offering. We will issue a maximum of 7,240,808 ordinary shares pursuant to the rights offering.

Rights are evidenced by the enclosed rights certificate. The rights will expire, if not exercised prior to 5:00 p.m., New York City time, on Monday, November 4, 2019 (the “Expiration Date”), unless the Company extends the rights offering period.

As described in the accompanying Prospectus, each right entitles the holder to purchase, at a price of $1.73 per share, one ordinary share. Holders who fully exercise their basic subscription rights will be entitled to subscribe for additional rights that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right. If an insufficient number of shares are available to satisfy fully the over-subscription requests, then the available shares will be distributed proportionately among subscription rights holders who exercised their over subscription right, based on the number of over-subscription rights to which they subscribed. Rights may only be exercised for whole numbers of ordinary shares; no fractional ordinary shares will be issued in the rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on Monday, November 4, 2019, unless the Company extends the rights offering period. In addition, the Company may terminate or cancel the rights offering at any time prior to its expiration. If the rights offering is terminated, the Company will return your subscription price payment, but without any payment of interest.

Each holder is required to submit payment in full for all the shares he/she wishes to buy pursuant to the basic subscription right and the over-subscription right. Because we will not know the total number of unsubscribed shares prior to the expiration of this rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of ordinary shares that may be available to you assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription as elected by you.

The number of subscription rights to which you are entitled is printed on the face of your rights certificate.  You should indicate your wishes with regard to the exercise of your subscription rights by completing the appropriate section on the back of your rights certificate and returning the subscription rights certificate to the subscription agent in the envelope provided.

1.	Method of Subscription—Exercise of Rights for Record Holders

Your prompt action is requested. To exercise the rights, you should properly complete and sign your rights exercise form, any other subscription documents and payment by mail, hand or overnight courier to the subscription agent, American Stock Transfer & Trust Company, LLC, at the following address:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Payment may be made by:

●	U.S. postal money order or bank check drawn on a United States or foreign bank or branch and payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Cyren Ltd.” or

●	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at JP Morgan Chase, SWIFT Code CHASUS33, ABA # 021000021, Account # 530-354616, with reference to “AST as Subscription Agent for Cyren/[rights holder’s name]”.

Payments must be made in full in United States currency. Personal checks are not accepted. The subscription agent will segregate all funds received prior to the final payment date pending proration and distribution of the ordinary shares. Payment received after the expiration of this rights offering may not be honored, and the subscription agent will return your payment to you promptly without interest.

Do not send rights exercise forms or payments directly to Cyren Ltd. The Company will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights exercise form and other subscription documents and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or the Company.

You are solely responsible for completing delivery to the subscription agent of your subscription materials. The subscription materials are to be received by the subscription agent on or prior to 5:00 p.m., New York City time, on Monday, November 4, 2019. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent. A holder cannot revoke the exercise of rights. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in the prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Rights not exercised prior to the Expiration Date will expire.

Delivery to an address other than the above does not constitute valid delivery and, accordingly, may be rejected by us. If U.S. mail is used, we recommend using registered mail, properly insured, with return receipt requested.

Beneficial Owners who are Not Record Holders. If you are a beneficial owner of ordinary shares that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights exercise form. Instead, one subscription right will be issued to the nominee record holder for every 7.55 ordinary shares that you own at the record date. The Company will ask your record holder to notify you of this rights offering, but the Company is not responsible for the failure of your record holder to contact you. If you are not contacted by your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee in order to subscribe for ordinary shares in this rights offering. If you hold your ordinary shares in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., New York time, Monday, November 4, 2019 Expiration Date the Company has established for this rights offering.

Nominee Holders. If you are a broker, a trustee or a depositary for securities that holds ordinary shares for the account of others as a nominee holder, you should notify the respective beneficial owners of such shares as soon as possible of the issuance of the rights to find out such beneficial owners’ intentions. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription certificates. A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of ordinary shares on the record date, so long as the nominee submits the appropriate subscription certificates and certifications and proper payment to the Company.

Brokers, dealers, custodian banks or other nominees who exercise the subscription right on behalf of beneficial owners of rights will be required to certify to the subscription agent and the Company as to the aggregate number or rights that have been exercised pursuant to the subscription right by each beneficial owner rights (including such nominee itself) on whose behalf such nominee holder is acting.

Insufficient or Excess Payment. If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If the subscription agent does not apply your full subscription payment to your purchase of ordinary shares, any excess subscription payment received by the subscription agent will be returned promptly without interest.

2. Delivery of Share Certificates and Excess Payment

The following deliveries and payments will be made in the name and address shown on the face of your rights certificate, unless you provide instructions to the contrary in your rights certificate.

(a) Ordinary Shares. The issuance of ordinary shares purchased in the rights offering will be made as soon as practicable after the Expiration Date.

If you are a holder of record of ordinary shares, all ordinary shares that are purchased by you in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration account statement from American Stock Transfer & Trust Company, LLC, our transfer agent, reflecting ownership of these securities.

Beneficial owners of our ordinary shares whose shares are held by a nominee, such as a broker, dealer or bank, rather than in their own name, will have any ordinary shares acquired in the rights offering credited to the account of such nominee on such date. Shareholders whose ordinary shares are held of record by Cede & Co. on their behalf or on behalf of their broker, dealer, bank or other nominee that is a DTC member will have any ordinary shares that they acquire in the rights offering issued in the name of Cede & Co.

(b) Excess Subscription Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, any excess subscription payments received by the subscription agent will be mailed to each holder, without interest.

3. Sale or Transfer of Rights

The subscription rights may not be sold or transferred except by operation of law and will not be tradable on any trading market.

4. Execution

(a) Execution by Registered Holder. The signature on the rights certificate must correspond with the name(s) of the registered holder exactly as it appears on the face of the rights certificate, without any alteration or change whatsoever. Persons who sign the rights certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b) Execution by a Person Other than the Registered Holder. If the rights certificate is signed by a person other than the holder named on the face of the rights certificate, proper evidence of authority of the person executing the rights certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed in “Section 4: Signature Guarantee” of the Rights Certificate, by an Eligible Institution who is a member in a Medallion Program approved by the Securities Transfer Association, Inc., as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if you specify special issuance or delivery instructions in Section 2 of the rights certificate.

5. Method of Delivery

The method of delivery of the rights certificate and payment of the subscription price to the subscription agent will be at the election and risk of the participating rights holders but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., New York City time, on Monday, November 4, 2019.

6. General

All questions as to the timeliness, validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by the Company, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted.

The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the rights offering or not in proper form or if the acceptance thereof or the issuance of its ordinary shares thereto could be deemed unlawful. The Company reserves the right to waive any deficiency or irregularity with respect to any rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

7. Substitute Form W-9

YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS DISCUSSED HEREIN, AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Each holder who elects to exercise subscription rights should provide the subscription agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, a copy of which is being furnished to each record holder. Additional copies of Substitute Form W-9 may be obtained upon request from the subscription agent at the address set forth above or by contacting the information agent. Failure to provide the information on the form may subject such record holder to a $50.00 penalty for each such failure and to U.S. federal income tax backup withholding (currently at a 24% rate) with respect to dividends that may be paid by the Company on ordinary shares purchased upon the exercise of subscription rights (for those record holders exercising subscription rights).

Questions?

You should direct any questions or requests for assistance concerning the method of subscribing for the ordinary shares or for additional copies of the Prospectus to the information agent, D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, NY 10005, by phone at 212-269-5550 or 877-283-0325 or by email at cyren@dfking.com.

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